Exhibit 99.1

3003 Tasman Drive Santa Clara, CA 95054

For immediate release	Contacts:
September 9, 2005	Lisa Bertolet	Meghan O’Leary
	Investor Relations	Public Relations
	(408) 654-7282	(408) 654-6364
NASDAQ: SIVB

SVB FINANCIAL GROUP TO PRESENT AT

THE LEHMAN BROTHERS 2005 FINANCIAL SERVICES CONFERENCE

SVB Financial Group announced today that Jack Jenkins-Stark, chief financial officer, and Marc Verissimo, chief strategy and risk officer, will present at the Lehman Brothers 2005 Financial Services Conference at The Hilton New York in New York City from 8:30 AM to 9:10 AM Eastern time on Thursday, September 15, 2005.  If you are interested in attending the conference, please contact Lauren Callahan at FinancialServicesConference@lehman.com.

A live webcast of the conference will be available at http://customer.talkpoint.com/LEHM002/091305a_cs/default.asp?entity=SVB and will be available for 90 days on the same site.  The conference will then be available on www.svb.com for 12 months following the conference.  Additionally, a copy of the presentation materials is expected to be filed by the company with the Securities and Exchange Commission on a Form 8-K prior to the presentation.

About SVB Financial Group

For more than 20 years, SVB Financial Group, formerly Silicon Valley Bancshares, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. Headquartered in Santa Clara, Calif., SVB Financial Group provides clients with commercial, investment, international and private banking services.  The company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. More information on the company can be found at www.svb.com.